IFCO Systems N.V.
"Rivierstaete"
Amsteldijk 166
1079 LH  Amsterdam
The Netherlands

Ladies and Gentlemen:

We have acted as legal counsel in the Netherlands to IFCO Systems N.V., a Netherlands company (the "Issuer"), in connection with the filing by the Issuer under the Securities Act of 1933, as amended, of a registration statement on Form F-4 (the "Registration Statement") with the United States Securities and Exchange Commission. Pursuant to the Registration Statement, up to Euro 200,000,000 aggregate principal amount of the Issuer's outstanding Series A
10 5/8% Senior Subordinated Notes due 2010 (the "Outstanding Notes") are exchangeable for up to a like principal amount of the Issuer's registered Series B 10 5/8% Senior Subordinated Notes due 2010 (the "Exchange Notes"). The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an indenture (the "Indenture") dated as of March 8, 2000 between the Issuer and the Bank of New York as trustee.

For the purposes of this opinion we have examined and relied on the following documents:

(a)  a copy of the Registration Statement;

(b) a photocopy of the deed of incorporation (in Dutch: "akte van oprichting") of the Issuer dated 31 March 1999;

(c) a photocopy of the articles of association (in Dutch: "statuten") of the Issuer as last amended on 27 March 2000;

(d) a copy of an extract dated July 14, 2000 (the "Issuer Extract") from the Commercial Register of the Chamber of Commerce and Industry at Amsterdam, relating to the Issuer;

(e)  a photocopy of the Indenture;

(f) a photocopy of a Registration Rights Agreement dated March 8, 2000 among the Issuer and the Initial Purchasers defined therein;

(g) a Company Certificate signed by an officer of the Issuer, as to certain factual matters, attached hereto as Annex 1 (the "Company Certificate");

and such other documents and such treaties, laws, rules, regulations, and the like, as we have deemed necessary as a basis for the opinions hereinafter expressed.

The documents referred to under (e) and (f) above shall hereinafter collectively be referred to as the "Agreements".

We have assumed (i) the genuineness of all signatures, (ii) the authenticity of all agreements, certificates, instruments, and other documents submitted to us as originals, (iii) the conformity to the originals of all documents submitted to us as copies, and (iv) that the contents of the Issuer Extract and the Company Certificate are true and complete as of the date hereof.

Based on the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that:

     1. The Issuer has been duly incorporated and is validly existing as a "naamloze vennootschap" (company with limited liability) under the laws of the Netherlands.

     2. The Exchange Notes, to be exchanged for the Outstanding Notes as contemplated in the Registration Statement when duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, will constitute the legal, valid, binding and enforceable obligations of the Issuer, except that enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfer), reorganization, moratorium and other similar laws relating to or affecting enforcement of creditors rights generally.

     3. The choice of New York law as the law governing the Exchange Notes is valid and binding under the laws of the Netherlands, except (i) to the extent that any term of the Agreements or any provision of New York law applicable to the Agreements is manifestly incompatible with the public policy (ordre public) of the Netherlands, and except (ii) that a Dutch court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction those rules must be applied, whatever the chosen law. However, in our opinion, (i) there is nothing in Dutch law which would render any term of the Agreements manifestly incompatible with the public policy (ordre public) of the Netherlands, and (ii) no such mandatory rules of Dutch law are applicable to the Agreements, except that to the extent that issues would involve the corporate organisation of the Issuer, the courts of the Netherlands will apply Netherlands law as mandatorily applicable to such issues, regardless the chosen law applicable to the Agreements.

In rendering the opinions expressed herein, we have, with your approval, relied without independent investigation as to all matters governed by or involving conclusions under the federal law of the United States of America and the law of the State of New York, upon the opinion (including the qualifications, assumptions and limitations expressed therein) of Gardere & Wynne, United States counsel to the Issuer, of even date herewith.
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In addition to the other assumptions and qualifications contained herein, this opinion letter is further subject to the following qualification:

     Since there is no treaty between the United States and the Netherlands providing for the reciprocal recognition and enforcement of judgements, United States judgments are not enforceable in the Netherlands. However, a final judgement for the payment of money obtained in a United States court, which is not subject to appeal or any other means of contestation and is enforceable in the United States, would in principle be upheld by a Netherlands court of competent jurisdiction when asked to render a judgment in accordance with such final judgment by a United States court, without substantive re-examination or relitigation on the merits of the subject matter thereof, provided that such judgment has been rendered by a court of competent jurisdiction, in accordance with rules of proper procedure, that it has not been rendered in proceedings of a penal or revenue nature and that its content and possible enforcement are not contrary to public policy or public order of the Netherlands.

We express no opinion on any law other than the law of the Netherlands as it currently stands and has been interpreted in published case law of the courts of the Netherlands as per the date hereof. We express no opinion on any laws of the European Communities (insofar as not implemented in the Netherlands in statutes or other regulations of general application). In this opinion letter legal concepts under the laws of the Netherlands are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising thereunder will be governed by the laws of the Netherlands and will be brought before a Court of the Netherlands.

This opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, or any other document examined in connection with this opinion except as expressly confirmed herein.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name under the caption "Legal Matters" contained in the prospectus which is included in the Registration Statement.

Yours sincerely,


/s/ Derk Lemstra
--------------------------------
Stibbe Simont Monahan Duhot P.C.
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                                                                         ANNEX 1

                              COMPANY CERTIFICATE

The undersigned, Edward Rhyne, acting as Executive Vice President of IFCO Systems N.V. (the "Company") and authorised to represent the Company, hereby declares the following to Stibbe Simont Monahan Duhot P.C. in order for them to rely on the contents hereof in the framework of the legal opinion to be issued by them to us in relation to the Registration Statement on Form F-4 relating to the proposed registration of up to Euro 200,000,000 aggregate principal amount of our Series B 10 5/8% Senior Subordinated Notes due 2010:

1. The Company has not proposed and the shareholders of the Company have not resolved to dissolve the Company;
2. The Company is not involved in legal proceedings which are aimed at the dissolution of the Company;
3. The Company has not applied for suspension of payment and has not been declared bankrupt;
4. Since the 27 March 2000 amendment of the Company's articles of association, no resolution to amend the articles of association of the Company has been taken nor has any resolution to amend the articles of association of the Company been taken prior to 27 March 2000, which has not been carried out up to this date;

Signed by Edward Rhyne on July 14, 2000.


/s/ Edward Rhyne
______________________________
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July 14, 2000

Stibbe Simont Monahan Duhot
350 Park Avenue, 28th Floor
New York, New York  10022

Ladies and Gentlemen:

     We have served as special United States counsel for IFCO Systems N.V. (the "Company"), in connection with the Registration Statement on Form F-4 (the "Registration Statement") filed with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (Euro)200,000,000 principal amount of the Company's Series B 10 5/8% Senior Subordinated Notes due 2010 (the "Notes") to be offered in exchange for the Company's outstanding (Euro)200,000,000 principal amount Series A 10 5/8% Senior Subordinated Notes due 2010. You have requested this opinion in connection with the filing of the Company's Registration Statement.

     We have examined the Registration Statement, the Indenture between the Company and The Bank of New York, as Trustee, pursuant to which the Notes are to be issued (the "Indenture"), the form of the Notes to be issued, and such other documents and such questions of law as we have deemed necessary to render the opinion expressed below.

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copied documents. We have also assumed, with respect to all persons and entities other than the Company, the power (corporate or otherwise) of such persons or entities to enter into and perform all of their obligations under the Indenture, the due authorization by all requisite action (corporate or otherwise) on the part of such persons or entities, the due execution and delivery by such persons or entities of such document and the validity and binding effect thereof. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have
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Stibbe Simont Monahan Duhot
July 14, 2000
Page 2

relied upon oral or written statements, certificates, and representations of officers and other representatives of the Company and others.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

     1. When the Notes are executed and authenticated in accordance with the terms of the Indenture and delivered in the manner and for the consideration described in the Registration Statement, the Notes will be binding and enforceable obligations of the Company.

     2. The Indenture has been duly and validly authorized by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee), the Indenture is a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     The opinions expressed above are subject to the following qualifications:

     A. The binding nature and enforceability of the Notes and of the Indenture may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, and other similar laws affecting the enforcement of creditors' rights generally and (ii) equitable principles of general application and judicial discretion that may limit or affect the availability or grant of certain equitable remedies in certain instances. In addition, the binding nature and enforceability of certain of the remedial, waiver and other provisions of the Notes or of the Indenture may be restricted by applicable state law, but such restrictions will not, in our opinion, render the Notes or the Indenture invalid as a whole or substantially interfere with the realization of the principal legal benefits purported to be provided by the Notes or by the Indenture (except to the extent of any procedural delay that may result therefrom). Further, the binding nature and enforceability of the indemnification provisions of the Indenture may be limited by public policies embodied in or reflected by various state and federal securities laws.

     B. The opinions expressed herein are limited to the laws of the United States of America and the laws of the State of New York, and we assume no responsibility as to the applicability or the effect of any other laws. No opinion is expressed herein with respect to any law, statute, ordinance, rule or regulation of any county, city, locality, or other similar political subdivision within the State of New York.

     This opinion letter speaks only as of the date hereof. We do not assume, and we expressly disclaim, any responsibility to advise you of any change of law or fact that may occur after the date
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Stibbe Simont Monahan Duhot
July 14, 2000
Page 3

of this opinion letter even though such change may affect the legal analysis, a legal conclusion or any other matter set forth in or relating to this opinion letter.

     We consent to the use of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the heading "Legal Matters." Our consent, however, is not an admission that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.


                                    Very truly yours,

                                    GARDERE & WYNNE, L.L.P.



                                    By: /s/ David Jungman
                                       -------------------------------
                                       David Jungman, Partner